Exhibit 32.1

Certification of President & Chief Executive Officer
 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. s 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Cyclacel Pharmaceuticals, Inc. ( the ‘‘Company’’) hereby certifies, to such officer’s knowledge, that:

(i)	the accompanying report on Form10-K of the Company for the year ended December 31, 2007 (the ‘Report’) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 13, 2008	/s/ Spiro Rombotis Spiro Rombotis President & Chief Executive Officer